Exhibit 10.47

AMENDMENT TO THE

EXTREME NETWORKS, INC.

EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

This Amendment (this “Amendment”) to the Extreme Networks, Inc. Executive Change in Control Severance Plan, as amended and restated April 30, 2019 (the “Plan”), is made and adopted by the Board of Directors (the “Board”) of Extreme Networks, Inc., a Delaware corporation (the “Company”), effective as of February 2, 2021 (the “Effective Date”).

RECITALS

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 16 of the Plan, the Plan may be amended by the Board from time to time; and

WHEREAS, the Board desires to amend the Plan to provide for consistent eligibility under the Plan based on each participant’s level of employment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.The definition of “Officer” in Appendix A to the Plan is hereby deleted and replaced in its entirety with the following:

“(p) ‘Officer’ means an individual who serves as an executive vice president of the Company.”

2.The definition of “Vice President” in Appendix A to the Plan is hereby deleted and replaced in its entirety with the following:

“(ff) ‘Vice President’ means an individual who serves at the level of vice president of the Company or above, but below the level of executive vice president of the Company.”

3.  This Amendment shall be and hereby is incorporated into and forms a part of the Plan, and except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.